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                                                                     EXHIBIT 2.2

                                   AGREEMENT
                                   ---------

     Extended Stay America, Inc. (the "Company") hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted exhibit to the Agreement and Plan of Merger dated as of January 16, 1997 by and among Extended Stay America, Inc., ESA Merger Sub, Inc., and Studio Plus Hotels, Inc.

                                       EXTENDED STAY AMERICA, INC.



                                       By:  /s/ Robert A. Brannon
                                          --------------------------------
                                          Robert A. Brannon
                                          Senior Vice President and
                                          Chief Financial Officer
Dated:  January 21, 1997